UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORTRESS INVESTMENT GROUP LLC
(Exact name of registrant as specified in its charter)

Delaware	20-5837959
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)
1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A shares	New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-138514

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading ‘‘Description of Shares’’ in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138514) (the ‘‘Registration Statement’’), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTRESS INVESTMENT GROUP LLC (Registrant)

Dated: February 2, 2007	By: /s/ Randal A. Nardone

Name: Randal A. Nardone Title: Chief Operating Officer